                                                                   EXHIBIT 10.69
                        AGREEMENT FOR PURCHASE OF ASSETS
                        --------------------------------


     THIS AGREEMENT FOR PURCHASE OF ASSETS is made and effective as of the twenty-third day of March, 1999, by and among CMG, INC., a California corporation (the "Seller"), CHARLES GHAILIAN (the "Shareholder"), CHAZZZ ACQUISITION, L.L.C., a Delaware limited liability company (the "Purchaser"), and, with respect only to Section 7.20, TARRANT APPAREL GROUP, a California corporation (the "Parent"), with respect to the following facts:

     A. The Seller is engaged in the design, development, production and sale of apparel.

     B. The Shareholder owns all the issued and outstanding capital stock of the Seller.

     C.   The Purchaser is a wholly-owned subsidiary of the Parent.

     D. The Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, certain assets, all upon the terms and conditions contained herein.

          ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

          1.   PURCHASE AND SALE OF ASSETS
               ---------------------------

          1.1  Purchase and Sale.
               -----------------

          (a) The Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and take from the Seller, (i) on the Closing Date (as defined below), those property and assets of the Seller set forth on Schedule 1.1(a), as the same shall exist on the Closing Date and (ii)
         ---------------
from time to time after the Closing Date, any inventory (including any work-in-process, finished goods, fabric, trim or accessories) held by the Seller against customer orders or anticipated orders which provide for an average gross profit margin of at least 15% (the "Inventory"). The term "Assets" shall mean all property and assets of the Seller purchased by the Purchaser under this Agreement.

          (b) From time to time after the Closing Date, the Purchaser shall have the right, but not the obligation, to purchase from the Seller, and the Seller shall sell to the Purchaser, at the Seller's actual cost, any inventory not purchased pursuant to Section 1.1(a).

          (c) Notwithstanding anything to the contrary contained herein, the Seller shall not sell, assign, transfer, convey or deliver to the Purchaser hereunder, and shall retain, the property and assets of the Seller set forth on

Schedule 1.1(c).
---------------

          1.2  Purchase Price.
               --------------

          (a) In consideration of the sale of the Assets to the Purchaser, the Purchaser shall pay or deliver to the Seller the following (the "Purchase Price") (subject to adjustment as provided in Section 1.3(d)):

                      (i) the sum of $4,275,000 shall be paid in cash on the
               Closing Date;

                      (ii) the sum of $500,000 shall be paid in cash in two
               equal annual installments of $250,000 each, without interest, on the second and third anniversary dates of the Closing Date;

                      (iii) the sum of $1,500,000 shall be paid in cash in three equal annual installments of $500,000 each, without interest, on the March 23 following each period set forth below, provided the net sales and the adjusted pre-tax income of the Purchaser (including, but not limited to, all sales of the Parent and any of its subsidiaries to JC Penney - All except Men's sales, Sears, Montgomery Wards and Mervyns - All except Large Size and Missy Wovens) in such period equal or exceed the following targets:

                                                    Adjusted
               Period            Net Sales       Pre-tax Income
               ------           ----------       ---------------
          03/23/99-12/31/99   $39.5 million             9.7%

          01/01/00-12/31/00   $60.0 million            11.0%

          01/01/01-12/31/01   $72.0 million            11.0%

                      (iv) an amount equal to the Seller's actual cost for the
               Inventory, payable upon the earlier to occur of the delivery of the same and April 1, 1999; and

                      (v) a Non-Negotiable Promissory Note in the form attached
               hereto as Exhibit A (the "Note") subject to the right of off-set
                         ---------
               set forth in Section 1.2(d).

               (b) The Purchase Price shall be allocated among the Assets as set forth on Schedule 1.2(b).
         ---------------

          (c) The term "net sales" shall mean all revenues, less returns, discounts and allowances, determined in accordance with generally accepted accounting principles. The term "adjusted pre-tax income" shall mean pre-tax income determined in accordance with generally accepted accounting principles, less (i) 4% of the FOB cost of orders produced by the Parent or any of its subsidiaries in Asia on or before the first anniversary hereof and 5% thereafter, (ii) such allocation of the overhead attributable to orders produced by the Parent or any of its subsidiaries in Mexico as may be agreed upon by the Parent and the Purchaser from time to time, (iii) any amount paid pursuant to
Section 1.2(a)(iii) and (iv) any amount paid pursuant to Section 1.6. The parties hereby acknowledge that the Purchaser shall not be required to source product from the Parent or its subsidiaries.

          (d) Notwithstanding anything to the contrary contained herein, the Purchaser shall have the right to set-off against any amount otherwise due pursuant to Section 1.1(a)(v) any obligation of the Seller or the Shareholder to the Purchaser or the Parent under this Agreement (a "claim"); provided, however,
                                                              --------
that the undersigned first shall have delivered to the Seller in writing a summary description of the factual and legal bases for such claim and an estimate of the amount thereof. In the event that a claim is based upon the demand of a person other than the undersigned or the Parent and subject to the parties respective rights therein under this Agreement, which demand is finally determined by a decision from which no appeal may be taken, the amount of such claim shall be deemed to have been finally determined thereby and not to be subject to further arbitration. The foregoing right of off-set shall terminate as of August 30, 2000 with respect to any claim which has not accrued as of such date.

          1.3  Assumption of Liabilities.
               -------------------------

          (a) Except as provided in Section 1.3(c), the Purchaser shall purchase and take the Assets free and clear of all liens, claims, charges, encumbrances, security interests, equities, restrictions on use, liabilities, obligations, expenses and debts ("liabilities"), known and unknown, whether absolute, contingent, accrued or otherwise, including, but not limited to, those liabilities set forth in Schedule 1.3(a).
                         ---------------

          (b) The Seller and the Shareholder, jointly and severally, shall pay or perform, and shall defend, indemnify and hold harmless the Parent and the Purchaser from, any and all liabilities which arise or result from or are related to, directly or indirectly, (i) the Assets, if such liabilities arise before the Closing Date, or

(ii) the business or operations with the Seller or the Shareholder, whether such liabilities arise before or after the Closing Date, other than those liabilities expressly assumed by the Purchaser under Section 1.3(c).

          (c) Notwithstanding anything to the contrary contained in this Section 1.3, the Purchaser shall assume, perform and hold the Seller harmless from those liabilities set forth on Schedule 1.3(c) (other than such liabilities as are
                         ---------------
payable on or before the Closing Date or as to which the Seller is then in default).

          (d) The Purchaser shall have the right, but not the obligation, to perform any obligation of the Seller or the Shareholder if the Purchaser, in its reasonable discretion, determines that the failure to perform such obligation could have a material adverse effect on the Assets or the business of the Purchaser associated therewith; provided, however, that before the Purchaser
                                --------
shall perform any such obligation it first shall notify the Seller or the Shareholder in writing of its intention to do so and shall give the Seller or the Shareholder ten (10) days to cure or contest such failure. The Purchase Price shall be reduced by the cost to the Purchaser of any such obligation performed. The Purchaser shall have the right (i) to set off any such cost against any portion of the Purchase Price then payable or (ii) to demand that the Seller and the Shareholder reimburse the Purchaser therefor promptly on demand, and the Seller and the Shareholder, jointly and severally, shall do so. The Purchaser's rights under this Section 1.3(d) shall be in addition to any other rights or remedies of the Purchaser under this Agreement or applicable law.

          (e) The Purchaser shall reimburse the Seller for any prepaid operating expenses attributable to the Assets for any period after the Closing Date promptly upon receipt of a written demand therefor, together with such documentation relating to such expense as the Purchaser reasonably may request to verify the existence and amount thereof.

          1.4  Delivery of Assets.
               ------------------

          (a) Delivery of possession of the Assets shall be deemed to have occurred for all purposes at 11:59 P.M. (local time) on the day before the Closing Date, and all risk of loss, whether or not covered by insurance, shall be on the Seller until such date and time and on the Purchaser thereafter.

          (b) On the Closing Date, the Seller shall deliver to the Purchaser physical possession of the Assets wherever located. With respect to any Assets which cannot be physically delivered because they are in the possession of third parties, or otherwise, the Seller shall give irrevocable instructions to the party in possession thereof that all right, title and interest in and to the same shall have been vested in the Purchaser, and shall take such further action and execute and deliver such further documents, at the Seller's sole cost and expense, as the Purchaser reasonably may request to cause any such person to deliver physical possession of any Assets held by it to the Purchaser.

          (c) On the Closing Date, and from time to time thereafter, at the request of the Purchaser, the Seller and the Shareholder shall execute and deliver to the Purchaser all such bills of sale, endorsements, assignments, consents and other documents and instruments of conveyance, transfer, assignment and further assurances as shall be necessary or desirable, in the reasonable opinion of counsel to the Purchaser, to vest in or to confirm in the Purchaser good title in and to the Assets. On the Closing Date, and from time to time thereafter, at the request of the Seller, the Purchaser shall execute and deliver to the Seller all such instruments of assumption as shall be necessary or desirable, in the reasonable opinion of counsel to the Seller, to reflect the assumption by the Purchaser of those liabilities of the Seller expressly assumed by the Purchaser under Section 1.3(c).

          1.5  Closing.  The purchase and sale of the Assets contemplated by
               -------
this Agreement shall take place at 10:00 A.M. (local time) on March 23, 1999 at the offices of Sheppard, Mullin, Richter & Hampton LLP located at 333 South Hope Street, 48th Floor, Los Angeles, California 90071, or at such other time or place as may be mutually agreed upon by the parties in writing. The date on which the purchase and sale of the Assets contemplated by this Agreement shall take place is referred to herein as the "Closing Date." The obligation of any party to consummate the purchase and sale of the Assets contemplated by this Agreement may be terminated by such party after March 23, 1999, if such purchase and sale shall not have occurred by the close of business on that date, providing the terminating party is not in default of any of its obligations hereunder. On the Closing Date, the Seller and the Shareholder shall deliver to the Purchaser the Assets in accordance with Section 1.4(b) and the instruments of transfer referred to in Section 1.4(c), against receipt of the Purchase Price then payable, including, without limitation, delivery of the Note, and the instruments of assumption referred to in Section 1.4(c). All deliveries shall be considered to have taken place simultaneously as a single transaction, and no delivery shall be considered to have been made until all deliveries are completed.

          1.6  Use of Facilities.  The Seller shall use commercially reasonable
               -----------------
efforts to provide the Purchaser the undisturbed use of those facilities set forth on Schedule 1.6 and, in consideration therefor, the Purchaser shall
         ------------
reimburse the Seller for any rent, utilities or other amounts separately itemized on landlord statements consistent with past practice and actually paid by the Seller with respect to such facilities pursuant to those leases set forth on Schedule 1.1(c); provided, however, that such use and reimbursement
   ---------------  --------
obligation shall terminate on June 30, 1999 for the Seller's New York showroom and December 31, 1999 for the Seller's Los Angeles facilities; provided,
                                                               --------
further, that any reimbursement obligation accrued as of such date shall survive.

          1.7  Release of Guaranty.  Promptly after the Closing Date, the
               -------------------
Purchaser shall take such action as may be necessary to cause Finova Capital Corporation to release the Shareholder from any personal guarantee of the obligations of the Seller.

          1.8  Employees.
               ---------

          (a) On the Closing Date, the Purchaser shall offer to each of the key employees of the Seller listed on Schedule 1.8A employment on an "at will" basis
                                  -------------
and with such annual salary, bonus and perquisites as are set forth thereon.

          (b) On the Closing Date, the Purchaser shall offer to each of the employees of the Seller listed on Schedule 1.8B employment on an "at will" basis
                                  -------------
and on such terms and conditions as may be acceptable to the Purchaser in its sole and absolute discretion; provided, however, that each such employee (i)
                              --------
shall be credited with his period of service to the Seller for the purposes of all benefit plans of the Purchaser (other than the 401(k) plan maintained by the Parent for the employees of the Parent and its subsidiaries), (ii) shall be entitled to receive as of April 1, 1999 such medical and dental insurance as is available to the employees of the Parent and its subsidiaries generally and
(iii) shall be entitled to participate as of July 1, 2001 in the 401(k) plan of the Parent. Notwithstanding the foregoing, the Seller shall remain solely responsible for any vacation pay, sick pay or similar benefits accrued but unpaid as of the Closing Date.

          2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER
               ----------------------------------------------------------------

          The Seller and the Shareholder, jointly and severally, hereby represent and warrant to the Purchaser that the statements set forth in Sections
2.1 through 2.18 are true and correct.

          2.1  Authority to Enter Agreement and Enforceability.  The Seller and
               -----------------------------------------------
the Shareholder each has all requisite right, power and authority to execute, deliver and perform its or his respective obligations under this Agreement and the other agreements and instruments contemplated hereby, including, but not limited to, the sale, assignment, transfer, conveyance and delivery of the Assets to the Purchaser, without obtaining the approval or consent of any other party, governmental body or authority; all proceedings have been taken and all authorizations have been secured by the Seller and the Shareholder which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby to which each is a party is a legal, valid and binding agreement of the Seller and the Shareholder and is enforceable against each of them in accordance with its terms.

          2.2  Organization and Standing.  The Seller is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of California, with all requisite power and authority (corporate and other) to own, lease and operate its property and assets as now owned, leased or operated and to carry on its businesses as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership, lease or use of its properties makes such qualification necessary.

          2.3  Ownership of Shares.  The Shareholder owns all the issued and
               -------------------
outstanding shares of the capital stock of the Seller. There are no options, warrants, rights or other agreements or commitments outstanding or in existence which provide for the issuance of capital stock or other securities of the Seller, and there are no securities outstanding or in existence which are convertible into or exchangeable for capital stock or other securities of the Seller.

          2.4  Trademarks, Patents, Etc.  Except for the Mark (as defined on
               ------------------------
Schedule 1.1(a)), the Seller uses and owns no trade names, trademarks, patents,
----------------
copyrights or registrations or applications therefor in connection with, and none is required for, the business of the Seller as presently conducted. The Seller is not infringing any trade name, trademark, patent, copyright or other similar right of any third party in connection with its business. The Seller has not granted to any person any interest in the Mark and, to the best knowledge of the Seller and the Shareholder, no person is infringing upon the Seller's rights in the Mark.

          2.5  Financial Statements.  Schedule 2.5A hereto contains (i) the
               --------------------   -------------
audited balance sheets of the Seller as of December 31, 1996 and 1997 and the audited statements of operations, changes in stockholders' equity and cash flows of the Seller for the twelve month periods then ended and (ii) the unaudited balance sheet of the Seller as of December 31, 1998 and the unaudited statements of operations, changes in stockholders' equity and cash flows of the Seller for the twelve months then ended. Except as set forth on Schedule 2.5B, the
                                                      -------------
foregoing financial statements (i) were prepared in accordance with generally accepted accounting consistently applied throughout the period and (ii) fairly present the Seller's financial condition and results of operations as at the dates and for the periods therein specified in all material respects, subject, in the case of such unaudited financial statements, to audit and normal year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that reflect facts which are materially adverse to the Seller). On the date hereof, the Seller has no material liabilities or obligations, whether contingent or absolute, direct or indirect, or matured or unmatured, which are not shown or provided for on its December 31, 1998 balance sheet or set forth on Schedule 2.5B hereto, and the
                                                -------------
Shareholder does not know of any basis for the assertion of any such liabilities or obligations.

          2.6  Tax Matters.  The Seller has properly prepared and filed returns
               -----------
for and paid in full all federal, state, local and foreign taxes, assessments and penalties to the extent such filings and payments are required prior to the date hereof, and there is no outstanding or proposed deficiency by any federal, state, local or foreign government with respect to any tax period.

          2.7  Insurance.  The Seller maintains, and will maintain from the date
               ---------
hereof to the Closing Date, in full force and effect insurance policies with financially sound and reputable insurers on the Assets (other than inventory located in Mexico) of a character usually insured by companies engaged in the same or similar businesses against loss or damage of the kinds and in the amounts customarily insured against by such companies.

          2.8  Litigation.  Except as set forth on Schedule 2.8, there are no
               ----------                          ------------
suits, actions or legal, administrative, arbitration or other proceedings or investigations pending or threatened by, against or involving the Seller or, with respect only to those suits, actions, proceedings or investigations arising out of the Seller's business, pending or threatened by, against or involving the Shareholder or any of the Seller's officers, directors, shareholders, employees or agents.

          2.9  Compliance with Laws and Other Instruments.  The Seller's
               ------------------------------------------
businesses have been and are being conducted in all material respects in accordance with all applicable laws, ordinances, rules and regulations of all authorities. The Seller is not in violation of, or in default under, any term or provision of its Articles of Incorporation or Bylaws (as amended or revised) or of any lien, indenture, mortgage, lease, agreement, instrument, contract, commitment or other arrangement, or subject to any restriction of any kind or character, which could have a material adverse effect on the Seller's businesses or the Assets. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation or the Bylaws (as amended or revised) of the Seller, or any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease (except to the extent the arrangements set forth in Section 1.6 may conflict with any provision thereof), contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which the Seller or the Shareholder is a party or by which it or he is bound, unless such breach will not have a material adverse effect on the Assets or business or operations of the Seller.

          2.10  Brokerage and Finder's Fees.  Neither the Seller nor the
               ---------------------------
Shareholder has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          2.11  Employment Agreements.  Schedule 2.11 contains a complete and
               ---------------------   -------------
correct list of all agreements with employees or independent contractors not cancelable at will and all employee benefit plans, including, but not limited to, (i) any collective bargaining agreement, (ii) any agreement or plan which contains any obligation, liability or commitment for any vacation pay, severance or termination pay, sick or disability pay, pension or retirement benefits, bonuses or profit sharing, deferred or delayed wages of any kind, commissions or incentive compensation or (iii) any group medical, dental, vision, health, hospitalization or disability insurance plan relating to the Seller's business. The Seller has performed all of its obligations required to be performed under all such agreements and plans, and is not in default or in arrears under any of the respective terms thereof. The Seller's relationship with all employees or independent contractors is satisfactory.

          2.12  Assets.  Schedule 2.12A contains a true and complete list of all
               ------   --------------
tangible assets (including, but not limited to, all furniture, fixtures, machinery, instruments, equipment, computers, motor vehicles, tooling, spare parts, supplies, and other tangible personal property and assets) used in, or necessary for the conduct of, the Seller's business as presently conducted, other than inventory and assets to be retained by the Seller pursuant to Section 1.1(c). Except as set forth on Schedule 2.12B, all such assets are owned by the
                                --------------
Seller free and clear of all liens, claims, charges, encumbrances, security interests, equities or restrictions on use of any kind or nature (collectively, "Liens") and are in good working condition and repair (subject to normal wear and tear) and are adequate for their intended uses. Upon the Closing Date, the Purchaser will receive from the Seller good and marketable title to the Assets free and clear of any Liens, other than Liens set forth on Schedule 2.12B.
                                                           --------------

          2.13  Absence of Certain Changes.  Since January 1, 1999, there has
               --------------------------
not been any material adverse change in the condition (financial or other), net worth, property, assets, earnings, liabilities, capitalization, business or results of operations of the business conducted with the Assets. Since January 1, 1999, the Seller has operated its businesses and the Assets as now operated and only in the ordinary course and, by way of illustration only and not limitation, has taken each such action as is set forth on Schedule 4.1.
                                                          ------------

          2.14  Customer Orders.
               ---------------

          (a) Schedule 2.14  sets forth a true and complete list of (i) all
              -------------
customer orders for apparel pending on the date hereof and (ii) all Vendor Orders (as defined in Schedule 1.1(a)) pending on the date hereof. All such
                      ----------------
orders represent bona fide obligations of the customer to purchase and take the goods subject thereto, arise from bona fide transactions in the ordinary course of business and are not subject to any defense, claim or right of setoff (other than chargebacks arising in the ordinary course of business).

          (b) On the date hereof, the Seller has, and on the Closing Date, the Seller shall have, a backlog of customer orders of at least $10 million, including no less than $2.2 million of orders for shipment in the period from March 23 to March 31, 1999 and $10 million in the period from March 23 to June 30, 1999 of (i) private label Junior, Missy and Kids apparel primarily for J.C. Penney, Sears and Mervyns with an average gross profit margin of at least 15% before returns, discounts and allowances and (ii) branded apparel under the "Chazzz" label with an average gross profit margin of at least 20% before returns, discounts and allowances. For purposes of this Section 2.14(b), the term "orders" shall include revisions, supplements and substitutions to orders made after the Closing Date consistent with the Seller's past practice.

          2.15  Investment in the Shares.
               ------------------------

          (a) The Seller will hold the Shares for investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). The Seller does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares.

          (b) The Seller acknowledges that the Purchaser has disclosed that the Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

          (c) The Seller is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares.

          (d) The Seller has had an opportunity to ask questions and receive answers concerning the terms and conditions of the acquisition of the Shares and have had full access to such other information concerning the Parent as it has requested.

          (e) The Seller is able to bear the economic risk of its investment in the Shares for an indefinite period of time, recognizing that the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          (f) The Seller acknowledges that until such time as the Shares have been registered, or are otherwise eligible, for resale in accordance with the Securities Act, each certificate representing the Shares shall be endorsed with the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

          2.16  Business Names.  Since January 1, 1997, neither the Seller nor
               --------------
the Shareholder has conducted business under any name other than "CMG" and "Chazzz" in any jurisdiction.

          2.17  Inventory.  Except as set forth in Schedule 2.17, the Inventory
               ---------                          -------------
(i) consists of items of merchantable quality and quantity usable or salable in the ordinary course of business, (ii) is salable at prevailing market prices not less than the book value amounts thereof, and (iii) is not obsolete, damaged, slow-moving or defective, and any inventory purchased by the Purchaser under a Vendor Order will, upon its purchase by the Purchaser, satisfy the conditions set forth in clauses (i), (ii) and (iii). The value at which the Inventory carried on the Seller's financial statements reflects the customary inventory valuation policy of the Seller (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating Inventory in accordance with generally accepted accounting purposes consistently applied.

              2.18  Material Misstatements or Omissions.  No representations,
              ----  -----------------------------------
warranties or information furnished by the Seller or the Shareholder to the Purchaser, the Parent or any of their respective employees or agents, including, but not limited to, Ernst & Young LLP, in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state a material fact known to the Seller or the Shareholder necessary to make the statements and facts contained therein not misleading.


          3.   REPRESENTATION AND WARRANTIES OF THE PURCHASER
               ----------------------------------------------

          The Purchaser represents and warrants to the Seller and the Shareholder that the statements set forth in Sections 3.1 through 3.4 hereof are true and correct.

          3.1  Authority to Enter Agreement and Enforceability.  The Purchaser
               -----------------------------------------------
has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments contemplated hereby without obtaining the approval or consent of any other party, governmental body or authority; all proceedings have been taken and all authorizations have been secured by the Purchaser which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby to which it is a party is a legal, valid and binding agreement of the Purchaser and is enforceable against it in accordance with its terms.

          3.2  Compliance with the Law and other Instruments.  The Parent's
               ---------------------------------------------
businesses have been and are being conducted in all material respects in accordance with all applicable laws, ordinances, rules and regulations of all authorities. Neither the Parent nor the Purchaser is in violation of, or in default under, any term or provision of its Articles of Incorporation or Bylaws (as amended or revised) or of any lien, indenture, mortgage, lease, agreement, instrument, contract, commitment or other arrangement, or subject to any restriction of any kind or character, which could have a material adverse effect on its respective businesses. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein will not conflict with or result in the breach of any term or provision of, or constitute a default under any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which the Purchaser is a party or by which it is bound, unless such breach will not have a material adverse effect on the business or operations of the Purchaser.

          3.3  Brokerage and Finder's Fees.  The Purchaser has not incurred any
               ---------------------------
liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          3.4  1934 Act Reports.  The reports filed by the Parent with the
               ----------------
Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, taken as a whole, (i) comply in all material respects with the requirements of such Act and (ii) do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and facts contained therein not misleading.

          4.   COVENANTS
               ---------

          4.1  Operation of the Assets.  During the period from the date of this
               -----------------------
Agreement to the Closing Date, the Seller shall operate its businesses and the Assets as now operated and only in the ordinary course, and the Shareholder shall cause the Seller to do so. By way of illustration only and not limitation, the Seller shall take each such action as is set forth in Schedule
                                                                      --------
4.1 hereto, and the Shareholder shall cause the Seller to do so.
---

          4.2  Access to Information.  The Seller and the Shareholder shall give
               ---------------------
to the Purchaser and its counsel, accountants and other representatives full access during normal business hours throughout the period from the date of this Agreement to the Closing Date to all of its property, assets, books and records and all employees, independent contractors and agents, and shall furnish the Purchaser during such period with all such information concerning their businesses or the Assets as the Purchaser may reasonably request, and the Shareholder shall cause the Seller to do so. No investigation or inquiry made by or on behalf of the Purchaser hereunder shall in any way affect or lessen the representations and warranties made by the Seller and the Shareholder under this Agreement.

          4.3  Release of Liens.  On or before April 6, 1999, the Seller shall
               ----------------
cause those Liens set forth on Schedule 2.12B to be released.
                               --------------

          4.4  Accounts Payable.  On or before June 30, 1999, the Seller shall
               ----------------
have paid or otherwise resolved to the Purchaser's reasonable satisfaction all amounts due and payable by the Seller on the date hereof, including, but not limited to, any liability or obligation set forth on Schedule 2.5B (other than
                                                     -------------
any liability or obligation which the Seller then is disputing in good faith).

          4.5  Repurchase of Inventory.  On or before July 31, 1999, the Seller
               -----------------------
will repurchase from the Purchaser at the Purchaser's request any finished goods inventory not shipped before such date (other than as a result of the cancellation of a customer order or a production overrun) or work-in-process, trim, accessories or fabric inventory not held against customer orders.

          5.   CONDITIONS PRECEDENT
               --------------------

          5.1  Conditions Precedent to the Obligations of the Purchaser.  The
               --------------------------------------------------------
obligation of the Purchaser to consummate the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Purchaser in writing):

          (a) All representations and warranties of the Seller and the Shareholder contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made at and as of such date.

          (b) The Seller and the Shareholder each shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by it or him on or prior to the Closing Date.

          (c) No action or proceeding shall have been instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to the Purchaser, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder, or which could adversely affect the Purchaser's use of the Assets.

          (d) The Shareholder shall have executed and delivered to the Parent an employment agreement in the form of and containing the terms and conditions set forth in Exhibit B hereto (the "Employment Agreement").
         ---------

          (e) There shall not have occurred any material adverse change in the business, property, assets, operations, condition (financial or other) or prospects of the business conducted with the Assets since January 1, 1999.

          5.2  Conditions Precedent to the Obligations of the Seller and the
               -------------------------------------------------------------
Shareholder.  The obligation of the Seller and the Shareholder to consummate the
-----------
transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Seller or the Shareholder, as the case may be, in writing):

          (a) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made at and as of such date.

          (b) The Purchaser shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

          (c) No action or proceeding shall have been instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to the Seller or the Shareholder, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder.

          (d) The Parent shall have executed and delivered to the Shareholder the Employment Agreement.

          6.   NONCOMPETITION
               --------------

          6.1  Competitive Activity.  As used in this Agreement, the term
               --------------------
"Competitive Activity" shall mean any participation in, assistance of, employment by, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person, partnership, corporation, firm, association or other business organization, entity or enterprise which, directly or indirectly, is engaged in, or hereinafter engages in, the development, production, marketing, or selling of any product which is the same as or in competition with any line of business in which the Seller is now engaged, whether as an agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity, but excluding the holding for investment of less than five percent (5%) of the outstanding securities of any corporation which are regularly traded on a recognized stock exchange or The Nasdaq Stock Market.

          6.2  Restriction on Competitive Activities.  Until the earlier to
               -------------------------------------
occur of (i) eighteen months after the termination of the employment of the Shareholder by the Purchaser pursuant to the Employment Agreement without "cause" (as defined therein) or (ii) two years after the termination of such employment for any other reason, the Seller and the Shareholder shall refrain, without the prior written consent of the Purchaser in each instance, from engaging in any Competitive Activity in any of the following geographic areas:

                      (i) the counties of Los Angeles, Riverside, San
                          Bernardino, Santa Barbara, Orange, San Diego, and Ventura;

                      (ii  the State of California;

                      (ii  the States of California and New York;

                      (iv  the United States; and

                      (v)  the United States and Mexico.

          6.3  Injunctive Relief.  The Seller and the Shareholder hereby
               -----------------
acknowledge and agree that it would be difficult to fully compensate the Purchaser for damages resulting from the breach or threatened breach of Section
6.2 and, accordingly, that the Purchaser shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish the Purchaser's right to claim and recover damages.

          6.4  Termination.  The obligations of the Seller and the Shareholder
               -----------
under Section 6.2 shall terminate before the end of the stated term in the event Gerard Guez shall cease to be the Chief Executive Officer of the Parent.

          7.   MISCELLANEOUS
               -------------

          7.1  Survival of Representations, Warranties and Agreements.  All
               ------------------------------------------------------
representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any exhibit, schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the Closing Date notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party.

          7.2  Indemnification.
               ---------------

          (a) The Seller and the Shareholder (the "Indemnifying Parties"), jointly and severally, shall indemnify, defend and hold harmless the Parent, the Purchaser and their respective officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to
(i) any breach by any of the Indemnifying Parties of any of its or his representations, warranties, covenants or commitments under this Agreement, (ii) the conduct of the Seller's business prior to the Closing Date or (iii) any liabilities of the Seller (other than any liability expressly assumed by the Purchaser pursuant to Section 1.3(c)). Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any Indemnified Party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The Indemnifying Parties' obligations hereunder shall be in addition to any liability that they or any other person otherwise may have to the Indemnified Parties, and shall be binding upon, and inure to the benefit of, their heirs, representatives, successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each Indemnified Party.

          (b) The Purchaser (the "Indemnifying Party") shall indemnify, defend and hold harmless the Seller, the Shareholder and their respective officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to (i) any breach by the Purchaser of any of its representations, warranties, covenants or commitments under this Agreement, (ii) the conduct of the Purchaser's business after the Closing Date or (iii) any liabilities of the Seller expressly assumed by the Purchaser.

          (c) In no event shall the Indemnifying Parties be required to indemnify the Indemnified Parties for more than the Purchase Price by virtue of
Section 7.2(a).

          7.3  Third-Party Claims.  The Indemnified Party shall promptly notify
               ------------------
the Indemnifying Parties of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnifying Parties' indemnification obligations could apply and shall give the Indemnifying Parties a reasonable opportunity to defend the same at their expense and with counsel of their own selection (who shall be approved by the Indemnified Party, which approval shall not be withheld unreasonably); provided, however, that (i) the
                                              --------
Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense, and (ii) the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liabilities that they may have hereunder or otherwise, except to the extent that such failure so to notify the Indemnifying Parties materially prejudices the rights of the Indemnifying Parties. If the Indemnifying Parties shall, within a reasonable time after said notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the Indemnifying Parties. The Indemnifying Parties shall not compromise or settle the claim or other matter for any consideration other than the payment of money without the prior written consent of the Indemnified Parties. The

Indemnified Parties shall make available all information and assistance that the Indemnifying Parties may reasonably request; provided, however, that any
                                             --------
associated expenses shall be paid by the Indemnifying Parties as incurred.

          7.4  Notices. Any notice or other communication required or permitted
               -------
hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

          7.5  Entire Agreement.  This Agreement and the schedules and exhibits
               ----------------
hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

          7.6  Headings. Section and subsection headings are not to be
               --------
considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          7.7  Successors and Assigns.  All of the terms, provisions and
               ----------------------
obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

          7.8  Governing Law.  The validity, construction and interpretation of
               -------------
this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

          7.9  Counterparts. This Agreement may be executed simultaneously in
               ------------
two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          7.10 Third Parties.  Nothing in this Agreement, expressed or implied,
               -------------
is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

          7.11   Attorneys' Fees.  In the event any party takes legal action to
                 ---------------
enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

          7.12 Further Assurances.  Each party hereto shall, from time to time
               ------------------
at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

          7.13 Arbitration.  Any controversy arising out of or relating to this
               -----------
Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

          7.14 Construction.  This Agreement was reviewed by legal counsel for
               ------------
each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

          7.15 Consent to Jurisdiction.  Subject to Section 7.13, each party
               -----------------------
hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to the address set forth below. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

          7.16 Expenses.  Each party shall bear the expenses incurred by it in
               --------
connection with the negotiation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby; provided, however, that if
                                                  --------  -------
either party breaches its obligation to consummate the purchase and sale of the Assets substantially on the terms set forth herein, such party shall reimburse each other party for its reasonable and documented out-of-pocket expenses.

          7.17 Severable Provisions.  The provisions of this Agreement are
               --------------------
severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable. For the purpose of determining the scope of the covenant set forth in Section 6.2, each of subparagraphs (i), (ii), (iii), (iv) and (v) shall be considered a separate covenant such that if the geographic scope of any such subparagraph shall be determined by a court of competent jurisdiction to be excessive and invalid, such subparagraph shall be severed and the remaining subparagraphs shall be deemed enforceable and remain in full force and effect.

          7.18 Taxes.  The Purchaser shall pay timely any sales taxes which may
               -----
become due or payable by virtue of the transactions contemplated by this Agreement.

          7.19 Bulk Sales.  Each of the parties waives compliance with the
               ----------
procedures of the "bulk sales act" or any similar law. The Seller and the Shareholder hereby agree that the indemnity provisions of Sections 7.2 and 7.3 hereof shall apply to any Loss of the Purchaser arising out of or resulting from the failure of either party to comply with such laws.

          7.20 Obligation of the Parent.  The Parent shall cause (i) the
               ------------------------
Purchaser to timely perform its obligations under this Agreement and the Note,
(ii) the Purchaser to operate its business in substantially the same manner as the Seller and (iii) to be available to the Purchaser capital adequate to conduct its business as currently contemplated at a cost equal to the Parent's cost of funds.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


          Purchaser:                CHAZZZ ACQUISITION, L.L.C.


                                    By  /s/ Mark B. Kristof
                                        --------------------
                                        Authorized Representative
                                        3151 East Washington Boulevard
                                        Los Angeles, California  90023
                                        Telecopier:  (323) 881-0368


          Seller:                   CMG, INC.



                                    By  /s/ Charles Ghailian
                                        -----------------------
                                        Authorized Representative
                                        110 East Ninth Street
                                        Suite B-1245
                                        Los Angeles, California  90079
                                        Telecopier: (213) 627-1771



          Shareholder:                 /s/ Charles Ghailian
                                    -----------------------
                                    CHARLES GHAILIAN
                                    110 East Ninth Street
                                    Suite B-1245
                                    Los Angeles, California  90079
                                    Telecopier: (213) 627-1771


          Parent:                   TARRANT APPAREL GROUP



                                    By   /s/ Mark B. Kristof
                                      ----------------------
                                       Authorized Representative
                                       3151 East Washington Boulevard
                                       Los Angeles, California  90023
                                       Telecopier:  (323) 881-0368

                        SCHEDULES INTENTIONALLY OMITTED.